SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
PHILLIPS-VAN HEUSEN CORPORATION
(Name of Registrant as Specified in Its Charter)
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The following press release was issued to clarify that the Annual Meeting of Stockholders of Phillips-Van Heusen Corporation will be held on Thursday, June 19, 2008.  The company’s Notice of Annual Meeting and Proxy Statement states that the meeting is to be held on Tuesday, June 19, 2008.

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

May 12, 2008

Contact:

Michael Shaffer

Executive Vice President & Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION

ANNOUNCES DISTRIBUTION OF MATERIALS FOR ITS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, JUNE 19, 2008

New York, New York -- Phillips-Van Heusen Corporation [NYSE:PVH] announced today that it had commenced distributing on May 7, 2008 the materials for its annual meeting of stockholders, which will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Thursday, June 19, 2008, at 10:00 a.m.  The materials are also available on www.pvhannualmeetingmaterials.com.